Exhibit 99.1

April 9, 2020

CynergisTek, Inc.

Board of Directors

Re: Resignation as Director

Ladies and Gentlemen:

I hereby resign as a member of the Board of Directors of CynergisTek, Inc. (the

“Company”), including as a member of any and all committees of the Company’s Board of

Directors on which I presently serve, effective as of April 9, 2020. This resignation is not a result of a disagreement with the Company on any matter relating to the Company’s operations,

policies or practices.

Very truly yours,

/s/ Judy Krandel

Judy Krandel